2nd AMENDED AND RESTATED TECHNOLOGY MARKETING AND LICENSE AGREEMENT

This 2nd AMENDED AND RESTATED EXCLUSIVE TECHNOLOGY MARKETING AND LICENSE AGREEMENT ("AMENDMENT') is made as of thel5th day of July 2022, by and between **SOFT TECH DEVELOPMENT CORP,** a Florida corporation, having its principal executive office at 4231 Walnut Bend, Jacksonville, FL 32257 ("**LICENSOR**"), and **WEBSTAR TECHNOLOGY GROUP, INC**., a corporation organized under the laws of Wyoming and having a place of business at 4231 Walnut Bend, Jacksonville, FL 32257 ("**LICENSEE**") (collectively the "**PARTIES**").

WHEREAS: On April 21, 2020 the parties entered into an EXCLUSIVE TECHNOLOGY MARKETING AND LICENSE AGREEMENT and thereafter entered into an AMENDED AND RESTATED EXCLUSIVE TECHNOLOGY MARKETING AND LICENSING AGREEMENT dated May 5, 2021 amending certain as aspects of the April 21, 2020 Agreement.

WHEREAS: The Parties wish to amend certain aspects of the said Agreements,

THEREFORE: in consideration of the promises and the mutual covenants of this Agreement, and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the PARTIES agree as follows:

The PARTIES hereby agree to delete the following in "1. LICENSE":

1. LICENSE

*"A. Grant of License: Subject to the further terms of this Agreement, LICENSOR hereby grants to LICENSEE, for the Term of this Agreement as defined herein below, a non-assignable (except as provided or permitted herein), right and license to LICENSOR's Technology, described in the attached SCHEDULE A, as amended and restated from time to time, in order to make, have made, use, sell, market, resell, license and distribute (collectively, "**Distribute**") the Licensed Products using or incorporating LICENSOR's Technology in the Territory through any and all channels of distribution, including but not limited to the retail distribution marketplace for Distribution to consumers residing in the Territory, and Distribution to business, commercial distribution, distribution to OEM's and/or other transactions."*

The PARTIES hereby agree to replace the deletion with the following:

"A. Grant of License: Subject to the further terms of this Agreement, LICENSOR hereby grants to LICENSEE, for the Term of this Agreement as defined herein below, an exclusive, non-assignable (except as provided or permitted herein), right and license to LICENSOR's Technology, described in the attached SCHEDULE A, as amended and restated from time to time, in order to make, have made, use, sell, market, resell, license and distribute (collectively, "**Distribute**") the Licensed Products using or incorporating LICENSOR's Technology in the Territory through any and all

channels of distribution, including but not limited to the retail distribution marketplace for Distribution to consumers residing in the Territory, and Distribution to business, commercial distribution, distribution to OEM's and/or other transactions.

LICENSOR also hereby grants LICENSEE a **Right-Of-First Refusal** to acquire a future exclusive marketing license for new market-ready technologies (retail & commercial) that LICENSOR solely owns and develops, after the date of this 2nd amendment and during the term hereof (the "Future Software Products") as follows:

(i) If LICENSOR does not wish to market the Future Software Products itself or if it chooses not to sell the underlying technology, it will enter into good faith negotiations with LICENSEE to grant LICENSEE such rights as are granted herein for the Licensed Products. Whether a supplemental license agreement is entered into or not, will be subject to terms acceptable to LICENSOR in the sole discretion of LICENSOR. Nothing herein prevents LICENSOR from marketing the Future Software Products itself or selling the underlying technology of Future Software Products.

(a) LICENSOR must first offer the Future Software Products to the LICENSEE on the same terms that LICENSOR seeks from a third party. Should the LICENSEE be unwilling or unable to enter into an agreement with the LICENSOR to purchase or license the Future Software Products within 90 days from initial receipt of written notice of the offer from LICENSOR, then LICENSOR may sell or license the Future Software Products to a third party or parties at its sole discretion. Licensor may grant an extension of this period in its sole discretion, at terms no less favorable than those terms and conditions offered by Licensor to the Company."

The PARTIES hereby agree to delete the following in "1. LICENSEE":

"B. LICENSEE'S Option to Broker Sale of Technology. During the term of this agreement, LICENSOR hereby grants LICENSEE the right to act as a broker in connection with an outright or absolute sale and transfer (i.e., not a license) of any or all of LICENSOR'S Technology underlying existing and/or future products using or incorporating LICENSOR's Technology, as described in the attached SCHEDULE A, as amended and restated from time to time, to third parties, provided that LICENSEE is not in breach hereof and LICENSOR provides written approval of the sale. LICENSOR agrees to enter into good faith negotiations to sell LICENSOR'S Technology and shall not unreasonably withhold or delay approval of the terms of a definitive agreement. The compensation to the PARTIES shall be via a 50/50 split of the proceeds of sale (50% to LICENSOR and 50% to LICENSEE) payable at closing of the sale transaction."

The PARTIES hereby agree to replace the deletion with the following:

"B. (intentionally omitted)"

The PARTIES hereby agree to add the following language in "12. TERMINATION"

"(iii) LICENSEE makes any change in the current executive management of LICENSEE that, in the reasonable opinion of LICENSOR, demonstrably substantially impairs LICENSOR'S rights under this Agreement, or has or threatens to damage the reputation of LICENSOR, or the Licensed Product(s);

(iv) There is any sale of a majority interest in LICENSEE to a third party;

(v) If, at any time during the Term of this Agreement, a Change of Control of either the LICENSEE and/or LICENSOR takes place, the LICENSOR, in its sole discretion, may give notice to the LICENSEE that the Agreement will be terminated immediately or at a date certain, as it sees fit. The LICENSOR, in its sole discretion, may decide to attempt to negotiate a new agreement with terms are amenable to it.

A Change in Control for the purposes of this Agreement is defined as any of the following:

(a) Any person or entity, or series of persons or entities, ultimately becoming the beneficial owner, directly or indirectly, of securities of the LICENSEE representing fifty-one (51%) percent of the total voting power of all its then outstanding voting securities or;

Any person or entity, or series of persons or entities, ultimately becoming the beneficial owner, directly or indirectly, of the LICENSOR representing fifty-one (51%) percent of the total controlling power; or

Any person or entity, or series of persons or entities, ultimately becoming the beneficial owner, directly or indirectly, of the common stock securities of the LICENSEE representing fifty-one (51%) percent of the total issued and outstanding securities, unless such shares were acquired at an average of no less than five ($5.00) Dollars per share on the open market or private sales.

(b) A merger, absorption or consolidation of the LICENSEE in which its voting securities immediately prior to the merger, absorption or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the original or surviving entity immediately after the merger, absorption or consolidation;

A merger, absorption, or consolidation of the LICENSOR in which its control immediately prior to the merger, absorption or consolidation does not represent a majority of the controlling power of the original or surviving entity immediately after the merger, absorption or consolidation.

(c) A sale of substantially all of the assets of the LICENSEE and/or LICENSOR or a liquidation or dissolution of the LICENSEE and/or LICENSOR; or

(d) Individuals who, as of the date of the signing of this 2nd Amended Agreement, constitute the Board of Directors (the "Incumbent Board") of LICENSEE and/or LCIENSOR cease for any reason to constitute at least a majority of the Board."

The PARTIES hereby agree to delete the following in SCHEDULE A, "1. DEFINITION: Technology:"

"1. DEFINITION: Technology

The LICENSOR'S Technology is defined as follows:

*The patents and related proprietary technology and other intellectual property developed by LICENSOR, or licensed by LICENSOR from a third party, and comprising, incorporating, including or utilized in creating the Licensed Products, including the **Gigabyte Slayer™ Software**" (Patent #62/145,607.5), "**WARP-G™ Software**" (Patent #62/149,557.5),____________________ and ______________ behind Gigabyte Slayer Software, Warp G Software, ___________Software and ____________________ Software and any and all new technology products the LESSOR owns, acquires, designs, develops, manufactures or produces now or in the future (during the Term of this Agreement), including LICENSOR's license, contractual and other rights in such intellectual property. With respect to patents included within LICENSOR's Technology, the term LICENSOR's Technology shall include all United States and foreign patents issued from such patents or related applications, and from revisions and continuations of these applications, to the extent the claims are directed to subject matter specifically described therein and are dominated by the claims of the existing patent rights, patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto."*

The PARTIES hereby agree to replace the deletion with the following:

"1. DEFINITION: Technology

The LICENSOR'S Technology is defined as follows:

The patents and related proprietary technology and other intellectual property developed by LICENSOR and licensed by LICENSOR from said third party, and comprising, incorporating, including or utilized in creating the Licensed Products, as follows: including the **Gigabyte Slayer™ Software**" (Patent #62/145,607.5), and the "**WARP-G™ Software**" (Patent #62/149,557.5)."

IN WITNESS WHEREOF, the PARTIES hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

Soft Tech Development Corp
of Florida

By: /s/ James Owens
James Owens

Title: President and CEO

Date: July 15, 2022

Webstar Technology Group, Inc.

By: /s/ Don D. Roberts
Don D. Roberts

Title: President and CEO

Date: July 15, 2022